Exhibit 10.1
AMENDMENT NO. 5 TO
SHAREHOLDERS AGREEMENT FOR THE EUROPE JVC
This Amendment No. 5 to the Shareholders Agreement for the Europe JVC dated as of June 14, 1999 (“Europe Shareholders Agreement”) is dated as of July 1, 2009 (“Amendment No. 5”) and is by and between The Goodyear Tire & Rubber Company, a company organized and existing under the laws of the State of Ohio of The United States of America, Goodyear S.A., a company organized and existing under the laws of the Republic of France, Goodyear S.A., a company organized and existing under the laws of the Grand Duchy of Luxembourg, Goodyear Canada Inc., a company organized and existing under the laws of the Province of Ontario of Canada and Sumitomo Rubber Industries, Ltd., a company organized and existing under the laws of Japan.
WITNESSETH:
WHEREAS, certain changes are to be made to the operations of the Europe JVC and each of its Affiliates (the “Europe JVC Group”) involving:
(a)	the establishment of a Central Purchasing and Inventory Company (“CPIC”) within Goodyear Dunlop Tires Operations S.A., previously named Goodyear Luxembourg Tires S.A.;

(b)	the CPIC purchasing all raw materials necessary for the manufacture of tires;

(c)	the CPIC contracting with the manufacturing entities of the Europe JVC Group for them to manufacture tires as toll manufacturing service providers, and putting the raw materials at their disposal for that purpose;

(d)	the CPIC selling the tires so manufactured to the sales entities of the Europe JVC Group and certain non-Europe JVC Group companies for onward resale to customers; and
WHEREAS, the Parties desire to amend a certain provision of the Europe Shareholders Agreement.
NOW, THEREFORE, IT IS AGREED AS FOLLOWS:
1.	Change to Intra Europe JVC Transfer Pricing Policy
1.1	The Parties hereby amend Part 1 of Schedule 8.1 of the Europe Shareholders Agreement with effect on and from July 1, 2009 to delete the current text of items 1 and 2 under Finished Goods and restate such text as follows:
“1.	Intra Europe JVC and Affiliates controlled by it: resale price minus selling organization gross margin.
“resale price” means the Europe JVC Group’s actual invoice price to its first unaffiliated customer of the Europe JVC Group.
“selling organization gross margin” means such percentage which is within the range of two percent (2%) to six percent (6%) as determined from time to time based on a transfer pricing study carried out on a regular basis by the Europe JVC to ensure that the selling organization gross margin remains at arm’s length at all times.
“selling organization” means a company within the Europe JVC Group which makes sales to unaffiliated customers of the Europe JVC Group.
2.	Between Europe JVC and Affiliates controlled by it on the one hand and the Rebilling Export Center on the other hand: Cost plus five percent (5%) plus R&D/technical expenses.
3.	Between Europe JVC and Affiliates controlled by it on the one hand and Affiliates of Goodyear having manufacturing facilities in the Goodyear European Region outside the Europe JVC (i.e. Debica, Turkey and South Africa): Cost plus ten percent (10%) plus R & D / technical expenses.”
1.2	The Parties hereby amend the penultimate sentence of Part I of Schedule 8.1 of the Europe Shareholders Agreement with effect on and from July 1, 2009 to delete the current text of ... “items 1 and 2”... and replace such text with ... “items 1, 2 and 3”....

1.3	The Parties hereby amend Article 9.5(b) of the Europe Shareholders Agreement with effect on and from July 1, 2009 to delete the current text of the third paragraph and restate such text as follows:

“The Products bearing any Goodyear European Trademark acquired from the Europe JVC and Affiliates controlled by it will be transferred to the Rebilling Export Center at Cost plus five percent (5%) plus R & D / technical expenses, as described in item 2 under, Finished Goods, of Schedule 8.1.”

2.	Transitional Rules on Transfer Pricing Policy
The Parties agree that a certain period of time is required to make the transition from the current transfer pricing Cost plus five percent (5%) rule to the superseding resale price minus rule. Notwithstanding anything to the contrary in this Amendment No. 5 or the Europe Shareholders Agreement, the provisions of Schedule 8.1 in force prior to July 1, 2009 in each country within the European Territory shall continue in force until the earlier of:
(a)	the date the operational changes necessary to implement the changes to Schedule 8.1 made by paragraph 1 of this Amendment No. 5 have been completed in that country; and
(b)	December 31, 2011.
3. General
3.1	The Parties hereby amend the Europe Shareholders Agreement to give effect to the provisions of this Amendment No. 5 but in all other respects the other terms and conditions of the Europe Shareholders Agreement shall continue without change.
3.2	The Parties hereby acknowledge that expressions used in this Amendment No. 5 will have the same meanings as are ascribed thereto in the Europe Shareholders Agreement unless otherwise specifically defined herein.
IN WITNESS WHEREOF, the Parties hereto have caused this Amendment No. 5 to the Europe Shareholders Agreement to be duly executed as of July 1, 2009.

THE GOODYEAR TIRE & RUBBER COMPANY

By:	/s/ Christopher W. Clark

Christopher W. Clark
Title:	Senior Vice President, Global Sourcing

Attest:	/s/ Anthony E. Miller

Anthony E. Miller
Title:	Assistant Secretary

GOODYEAR S.A., a French corporation

By:	/s/ Henry Dumortier

Henry Dumortier
Title:	Chairman of the Board

GOODYEAR S.A., a Luxembourg corporation

By:	/s/ Arthur de Bok

Arthur de Bok
Title:	President of the Board of Directors

By:	/s/ Hermann Lange

Hermann Lange
Title:	Finance Director

GOODYEAR CANADA INC.

By:	/s/ Douglas S. Hamilton

Douglas S. Hamilton
Title:	President

By:	/s/ Robin M. Hunter

Robin M. Hunter
Title:	Secretary

SUMITOMO RUBBER INDUSTRIES, LTD.

By:	/s/ Takaki Nakano

Takaki Nakano
Title:	Senior Executive Officer

Attest:	/s/ Makoto Teshima

Makoto Teshima
Title:	General Manager, Legal Department

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